Exhibit 10.27

FORM OF

STANDBY PURCHASE AGREEMENT

AGREEMENT, made and entered into on this _____ day of _____, 2004* (this "Agreement") by and between MELLON HBV ALTERNATIVE STRATEGIES LLC ("HBV"), a Delaware limited liability company, acting on behalf of itself and certain affiliated funds and accounts managed by it (together with HBV, the "HBV Investors"), and together with any other entities (the "Other Investors") that are identified to Seitel, Inc., as reorganized pursuant to the Chapter 11 Cases (the "Reorganized Debtor," and together with all its direct and indirect subsidiaries, the "Reorganized Debtors"), by HBV in writing not more than seven (7) nor less than three (3) days prior to the Guarantee Performance Date (as hereinafter defined); provided, that such Other Investors shall consist of a limited number of (i) "qualified institutional buyers" as defined in Rule 144A under the Securities Act, and/or (ii) "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, which are institutions; and provided, further, that each such Other Investor shall execute a separate subscription agreement with the Reorganized Debtor containing terms and conditions no less favorable to the Reorganized Debtor than those set forth herein; it being hereby understood and acknowledged that such Other Investors shall have no rights or obligations under this Agreement (such agreements with the Other Investors being hereafter referred to collectively as the "Other Standby Purchase Agreements"), and SEITEL, INC., a Delaware corporation (the "Company"). All capitalized terms used but not defined in this Agreement have the respective meanings ascribed thereto in that certain Third Amended Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code, as modified (Case No. 03-12227 (PJW)) filed by the Debtors in the United States Bankruptcy Court, District of Delaware (the "Bankruptcy Code"), dated February 4, 2004 (the "Plan").

WITNESSETH:

WHEREAS, (i) on July 21, 2003 (the "Filing Date") the Debtors Filed voluntary petitions in the Bankruptcy Court for reorganization relief under chapter 11 (the "Chapter 11 Cases") of the Bankruptcy Code; (ii) on August 5, 2003, the Debtors Filed a disclosure statement in support of their plan; (iii) having Filed objections to both the foregoing plan and disclosure statement, the Committee Filed on November 6, 2003, a plan and a disclosure statement in support of its plan; and (iv) on November 26, 2003, the Committee Filed an amended plan and related disclosure statement, to which plan and disclosure statement the Debtors objected;

WHEREAS, on January 30, 2004 the Bankruptcy Court entered an order (a) approving the Commitment Letter (as hereinafter defined) entered into between the Company and HBV on January 6, 2004, and (b) providing that the Company and the HBV Investors and the Other Investors (together, the "Investors") could enter into a standby investment agreement and any related documents without further approval of the Bankruptcy Court;

*To be executed and delivered on the Plan Effective Date.

WHEREAS, the Plan provides that the holders of the Company's Allowed Equity Interests, shall have the right, but not the obligation, to maintain their equity ownership in the Company by exercising warrants, in accordance with Article V and related definitions of the Plan (the "Warrant Offering"), to purchase additional shares of common stock (the "Offered Shares") of the Reorganized Debtor, at an exercise price of $0.60 per share (the "Exercise Price"), and at a maximum aggregate purchase price of $75 million; and

WHEREAS, the parties hereto desire to reconfirm the matters contemplated by, and consistent with such purpose restate in their entirety the terms and conditions of, the Commitment Letter (and annexed term sheet).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

"Affiliate" means, with respect to any Person, any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such other Person. The phrases "control", "controlled by" and "controlling" (and all correlative expressions thereof) have the respective meanings assigned thereto in Rule 12b-2 under the Exchange Act.

"Commitment Letter" means the standby funding commitment letter and annexed term sheet dated January 5, 2004, between HBV and the Company, which was approved by the Bankruptcy Court by Order dated January 30, 2004 and which, upon the execution and delivery of this Agreement on the date hereof, hereby is superseded in its entirety by this Agreement.

"Guarantee Performance Date" shall mean a date mutually selected by the Debtors, the Committee and the HBV Investors, which shall not be later than the 10th day next following the Expiration Date, on which the Reorganized Debtor and the HBV Investors shall perform their respective obligations under this Agreement.

"Investor Representative" means HBV, as representative, solely for purposes of this Agreement, of the Investors.

"Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset, excluding any restrictions which may be imposed pursuant to any federal or state securities or "blue sky" laws. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

"Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Company or the Reorganized Debtor; provided, however, that neither (a) the filing or the consummation of the Plan nor (b) any other event that has previously been disclosed in writing to HBV shall be deemed a Material Adverse Change.

"Offered Shares Registration Statement" means the registration statement on Form S-1 filed by the Reorganized Debtor with the SEC under the Securities Act, which provides for the offer and sale by the Reorganized Debtor of the Offered Shares.

"Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Registration Rights Agreement" means the registration rights agreement entered into simultaneously herewith on the date hereof and attached hereto as Exhibit A.

"Transaction Documents" means this Agreement, the Registration Rights Agreement, and any other agreement or instrument evidencing and effectuating the rights and obligations of the parties under this Agreement (but does not include the Commitment Letter).

ARTICLE 2

WARRANTS, PURCHASE AND SALE

Section 2.01. Funding Guarantee. To the extent that, for any reason, the Shareholder Warrants are not exercised in full on or prior to the Expiration Date, on the Guarantee Performance Date, (i) the HBV Investors, subject to the terms and conditions of this Agreement, and (ii) the Other Investors, subject to the terms and conditions of their separate subscription agreements to be entered into by such Other Investors and the Reorganized Debtor not less than three (3) nor more than seven (7) days prior to the Guarantee Performance Date (and which agreements will contain material and substantive terms and conditions no less favorable to the Reorganized Debtor than those set forth in this Agreement), shall, severally and not jointly, purchase at the Exercise Price such number of shares of Reorganized Seitel Common Stock determined (as provided in the immediately following sentence) by subtracting (x) the aggregate number of shares of Reorganized Seitel Common Stock purchased upon exercise of the Shareholder Warrants from (y) the aggregate number of Offered Shares of Reorganized Seitel Common Stock. The Investor Representative shall notify the Reorganized Debtor in writing not less than three (3) days prior to the Guarantee Performance Date of the name of each of the Other Investors (together with all relevant information regarding such Other Investors' beneficial ownership interest, if any, in any securities of the Reorganized Debtor and all such other information as would be required to be specified in a Securities Act registration statement relating to the offer and sale by selling shareholders pursuant to Items 506 and 507 of Regulation S-K) and the number of shares of Reorganized Seitel Common Stock to be purchased by each of them and the manner in which such shares should be denominated and certificated as provided in Section 2.03(b)(i) hereof. HBV undertakes, covenants and agrees that on the Guarantee Performance Date it shall purchase (and pay in full the exercise price therefor) all Offered Shares that the Investors for any reason fail to purchase on the Guarantee Performance Date, including, without limitation, any such failure resulting from the fact that the Other Investors and the Reorganized Debtor do not enter into an Other Standby Purchase Agreement or any Other Investor's failure to perform under any Other Standby Purchase Agreement.

Section 2.02. Guarantor Warrants. (a) On the Guarantee Performance Date, whether or not the Investors are required to purchase any shares of Reorganized Seitel Common Stock (assuming, for the purpose of this Section 2.02(a), the non-occurrence and non-existence of any breach of HBV's and the HBV Investors' obligations hereunder), the Guarantor Warrants shall be issued to the Investors on a pro rata basis according to a schedule to be delivered by the Investor Representative to the Reorganized Debtor not less than three (3) days prior to the Guarantee Performance Date.

(b) The Guarantor Warrants (in the form of Exhibit B hereto) shall become exercisable at the Guarantee Exercise Price on the Guarantee Performance Date and shall expire on the seventh anniversary thereof. The aggregate number of shares of Reorganized Seitel Common Stock issuable upon exercise of the Guarantor Warrants shall equal 9.1% of the outstanding shares of Reorganized Seitel Common Stock, on a fully diluted basis, without giving effect to the issuance of shares of Reorganized Seitel Common Stock reserved for issuance under the Reorganized Debtor's 2004 omnibus employee and non-management director and consultant stock option plan contemplated by the Plan.

Section 2.03. Guarantee Performance Date; Expenses. (a) The closing of the transactions contemplated by this Agreement will take place at the offices of Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166, at 10:00 A.M., New York City time, on the Guarantee Performance Date, unless another time, date or place is agreed to in writing by the Company and the HBV Investors.

(b) On the Guarantee Performance Date,

(i) if the Investors are required to purchase shares of Reorganized Common Stock hereunder and under the Other Standby Purchase Agreements: (A) simultaneously against the payment referred to in clause (B) below, the Reorganized Debtor will deliver to each of the Investors stock certificates evidencing the purchase by and issuance to them of their shares of Reorganized Seitel Common Stock, dated the Guarantee Performance Date and registered in the Reorganized Debtor's share registry in the name of the Investors; provided that, any Investor may notify the Company or the Reorganized Debtor in writing prior to such issuance, but not less than two (2) days before the Guarantee Performance Date, that it desires such certificate to be issued in another denomination(s) or registered in the name or names of any of their Affiliates, in which case the certificate shall be issued in the denomination and registered in the name or names specified in such notice (subject to the completion by any such Investors and submission to the Reorganized Debtor of all appropriate documentation therefor, including as applicable, backup withholding tax certifications, requisite signature guarantees, and the like); and (B) each of the Investors, or one or more of their Affiliates, will pay the Exercise Price by wire transfer of immediately available funds to such account(s) as the Reorganized Debtor may reasonably direct by written notice delivered to the Investor Representative by the Reorganized Debtor not less than two (2) days before the Guarantee Performance Date; and

(ii) the Reorganized Debtor shall deliver the Guarantor Warrants to the Investors as provided in Section 2.02 hereof.

(c) On the Guarantee Performance Date, the Reorganized Debtor shall reimburse HBV in immediately available funds for all actual and reasonable fees and out-of-pocket expenses (the "Expenses") incurred by it on behalf of and in respect of itself and the Investors in connection with the negotiation, preparation, execution and delivery of the Commitment Letter, this Agreement and any and all definitive documentation or other acts relating hereto or thereto, including, but not limited to, (i) the actual and reasonable fees and out-of-pocket expenses of counsel (including one Delaware local counsel), accountants and/or consultants to the Investors and the reasonable fees and expenses incurred by HBV in connection with any due diligence conducted by HBV for itself and as Investor Representative (including reasonable fees and expenses payable to consultants); (ii) any fees and expenses incurred in connection with any required waivers, consents, approvals and filings under the HSR Act or any other state or federal law; and (iii) any fees and expenses incurred in connection with litigation, contested matters, adversary proceedings, or negotiations necessitated by such litigation, contested matter or adversary proceedings, relating to the Commitment Letter, this Agreement or the Chapter 11 Cases, the aggregate amount of which HBV shall notify the Reorganized Debtor not less than two (2) days prior to the Guarantee Performance Date; it being hereby acknowledged and agreed that not later than the Guarantee Performance Date HBV shall have delivered to the Reorganized Debtor an invoice (itemized as to fees and out-of-pocket expenses in reasonable detail) of the Expenses, if any, not theretofore paid in full by the Reorganized Debtor. HBV acknowledges that the Company has previously advanced to HBV $300,000 (the "Advance") to be used to fund Expenses in connection with the matters described in this Section 2.03(c), and that the Company was authorized by the Funding Agreement Approval Order to advance an additional $200,000 to HBV prior to the Reorganized Debtor making payment in full of any Expenses not theretofore paid in full and outstanding on the Guarantee Performance Date. Once paid, the Expenses shall not be refundable or form the basis of any defense, setoff, or recoupment claim under any circumstances, regardless of whether the transactions contemplated by this Agreement are consummated. Pursuant to the Funding Agreement Approval Order, the Expenses are administrative expenses and obligations of the Debtors' estates until paid.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to HBV as of the date hereof that:

Section 3.01. Capital Stock. After giving effect to the Effective Date, the Guarantee Performance Date and the transactions contemplated by this Agreement, including issuance of the Reorganized Seitel Common Stock, all outstanding shares of Reorganized Seitel Common Stock will be duly authorized, validly issued, fully paid and nonassessable. Except for the Guarantor Warrants to be issued to the Investors on the Guarantee Performance Date[,any options permitted to remain outstanding under the Plan or by the Confirmation Order] and options that may be issued under the 2004 omnibus employee and non-management director and consultant stock option plan contemplated by the Plan, as of the Effective Date, there will be no outstanding options with respect to the Reorganized Debtor or any capital stock of any of the Reorganized Debtors' subsidiaries. If the Investors are required to purchase shares of Reorganized Common Stock hereunder or under the Other Standby Purchase Agreements, the delivery of a certificate or certificates on the Guarantee Performance Date representing such purchase in the manner provided in Section 2.03(b) will transfer to the Investors title to the Reorganized Seitel Common Stock as described in the Confirmation Order.

Section 3.02. Governmental Authorization. In reliance upon and assuming the accuracy and completeness of the representations set forth in Section 4.06 hereof, and other than filings under state securities or "blue sky" laws and a Notice (or Notices) of Sale pursuant to Regulation D under the Securities Act, except as set forth the Disclosure Statement and as contemplated by the Plan, the execution, delivery and performance by the Company or the Reorganized Debtor of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency or official.

Section 3.03. Noncontravention. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby by the Reorganized Debtor will not (i) violate the amended and restated certificate of incorporation or bylaws of the Reorganized Debtor, (ii) assuming the accuracy and completeness of the representations set forth in Section 3.04, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) assuming the obtaining of all Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Reorganized Debtor under any provision of any agreement or other instrument binding upon the Reorganized Debtor or by which any of the Reorganized Debtors' assets or Properties are or may be bound or (iv) result in the creation or imposition of any Lien on any of the Reorganized Debtors' assets or properties, other than Permitted Liens.

Section 3.04. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or the Reorganized Debtor before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Transaction Documents.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE HBV INVESTORS

HBV, on behalf of itself and each of the HBV Investors, represents and warrants to the Company as of the date hereof and as of the Guarantee Performance Date that:

Section 4.01. Corporate Existence and Power. HBV and each HBV Investor, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. HBV is duly authorized to act for and on behalf of each HBV Investor with regard to the subject matter of this Agreement and the Transaction Documents

Section 4.02. Authorization. The execution, delivery and performance by HBV and each HBV Investor of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby are (i) within the corporate power and authority of HBV and the HBV Investors and (ii) have been duly authorized by all requisite corporate, partnership, limited liability company and other requisite action of HBV and the HBV Investors. This Agreement has been, and each of the other Transaction Documents to which HBV and the HBV Investors is a party when executed and delivered by HBV and the HBV Investors will be, duly and validly executed and delivered by HBV and the HBV Investors, and this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by HBV and the HBV Investors will constitute, a valid and binding agreement of HBV and the HBV Investors enforceable against HBV and the HBV Investors in accordance with its terms, except as such enforcement is limited by bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and limitations imposed by general principles of equity.

Section 4.03. Governmental Authorization. The execution, delivery and performance by HBV and each HBV Investor of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency or official.

Section 4.04. Noncontravention. The execution, delivery and performance by HBV and each HBV Investor of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) violate the organizational, investment management or any similar documents of each HBV or such HBV Investor, or (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree.

Section 4.05. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of HBV or such HBV Investor, threatened against or affecting, such Investor before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Transaction Documents.

Section 4.06. Securities Law Representations.

(a) HBV and each HBV Investor is purchasing the Reorganized Seitel Common Stock and the Guarantor Warrants (and the shares of Reorganized Seitel Common Stock underlying the Guarantor Warrants) (collectively, the "Securities") solely for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

(b) Each HBV Investor is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, and/or an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

(c) Each HBV Investor understands that the Securities are being offered and sold by the Company or the Reorganized Debtor in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities "blue sky" laws, and that the Company or the Reorganized Debtor is relying upon the accuracy of, and HBV's and the HBV Investors' compliance with, their representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of HBV and the HBV Investors' eligibility to be offered and to purchase the Securities.

(d) Neither HBV nor the HBV Investors, nor any of their respective affiliates or any persons acting on their behalf, has the intention of entering, or will enter into, prior to the Guarantee Performance Date, any put or call option, straddle, hedge arrangement, short position or other similar instrument or arrangement with respect to the Securities (or any interest therein), and neither HBV nor the HBV Investors, nor any of their respective affiliates or any persons acting on their behalf, will use, prior to the Guarantee Performance Date, Securities acquired pursuant to this Agreement to settle any put or call option, straddle, hedge arrangement, short position or other similar instrument or arrangement that may have been entered into prior to the execution of this Agreement. HBV will not, and will not permit any of the HBV Investors, directly or indirectly, to make bids or purchases for the purposes of creating actual or apparent active trading in, or of raising the price of, any securities of the Company or the Reorganized Debtor, which is designed to or which would constitute, or which might reasonably be expected to cause or result in, manipulation of the price of any securities of the Company or the Reorganized Debtor in violation of Regulation M or Rule 10b-18 under, or Sections 9 or 18, of the Exchange Act.

(e) HBV and each of the HBV Investors has not entered and will not enter into any contract, commitment, plan, arrangement or understanding with respect to the distribution of the Securities (or any interest therein), except for such arrangements expressly provided in this Agreement.

(f) HBV and each HBV Investor will not offer for sale, offer for purchase, sell or otherwise transfer the Securities (or any interest therein) without registration under the Securities Act or (as determined by counsel in an opinion of such counsel) an available exemption therefrom and fully understands and agrees that it must bear the economic risk of an investment in the Securities because, among other reasons, the Securities will not have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are registered under the Securities Act and under the applicable securities laws of such states prior to such resale, pledge, assignment or other disposition, or an exemption from such registration otherwise is available. In particular, HBV and the HBV Investors are aware that the Securities, when issued, will be "restricted securities," as such term is defined in Rule 144 under the Securities Act ("Rule 144"), and may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. HBV and the HBV Investors also understand that, except as otherwise provided in the Registration Rights Agreement, the Company and the Reorganized Debtor are under no obligation to register the Securities on their behalf or to assist them in complying with any exemption from registration under the Securities Act or applicable state securities laws. HBV and the HBV Investors further understand that offers and sales of the Securities are further restricted by applicable state securities laws and the provisions of this Agreement and will comply with all applicable laws and regulations in each jurisdiction in which they offer or sell the Securities.

(g) None of HBV or the HBV Investors will take any action whatsoever that would otherwise cause the exemption from the registration requirements of the Securities Act and equivalent state securities "blue sky" laws being relied on by the Company or the Reorganized Debtor in connection with the transactions contemplated by this Agreement and the other Transaction Documents to not be available to the Company or the Reorganized Debtor to effect such transactions; provided, that no action taken by HBV or the HBV Investors expressly provided for in or as contemplated by this Agreement shall be prohibited hereunder.

ARTICLE 5

COVENANTS OF THE COMPANY

The Company agrees that:

Section 5.01. Conduct of the Business. From the date hereof until the Guarantee Performance Date, the Company shall, and shall cause the Reorganized Debtor and each of its subsidiaries and Affiliates to, conduct its business as provided or contemplated in the Plan, the Disclosure Statement and the Confirmation Order.

Section 5.02. Access to Information. Upon reasonable notice and pursuant to the terms of the Confidentiality Agreement between the Company and HBV dated as of October 13, 2003 , the Reorganized Debtor will afford the Investor Representative full and complete access to the books, records and properties of the Company and the Reorganized Debtor and the opportunity to discuss the business, affairs and finances of the Company and the Reorganized Debtor with directors, officers, employees, accountants, attorneys and representatives of the Company and the Reorganized Debtor in order to enable the Investors and their counsel, accountants and other representatives to each make such investigations of the Company and the Reorganized Debtor and its respective businesses as it deems reasonably necessary and appropriate; it being understood that, subject to the execution of an appropriate confidentiality agreement (containing a customary acknowledgment of its abstention from trading obligations under applicable U.S. federal securities laws to the extent of the receipt of or access to any material and non-public information), each of the Investors will be provided reasonable access during normal business hours to information and documents furnished to the Investor Representative by the Company and the Reorganized Debtor. The Company agrees that it will cause the officers and employees of the Company and the Reorganized Debtors, and will request their respective legal counsel and accountants, to cooperate so that the Investors can complete such review, including promptly disclosing to the Investor Representative any material facts known to such parties which has resulted in, or which could reasonably be expected to result in, a Material Adverse Change.

Section 5.03. Notices of Certain Events. The Reorganized Debtor shall promptly notify the Investor Representative of:

(a) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by the Transaction Documents or the Plan;

(b) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Company or the Reorganized Debtors, any of its subsidiaries and Affiliates or their respective businesses that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.04 or that relate to the consummation of the transactions contemplated by the Transaction Documents; or

(c) the occurrence of any event, or the existence of any material fact which has resulted in, or could be expected to result in, a Material Adverse Change.

ARTICLE 6

COVENANTS OF THE HBV INVESTORS

HBV and each of the HBV Investors hereby agree that:

Section 6.01. Voting to Accept the Plan. They have irrevocably voted to accept the Plan (upon the terms thereof).

Section 6.02. The Funding Guarantee: Unconditionality and Payment. (a) Subject to the provisions of Article 8 of this Agreement, this Agreement, including without limitation the obligations of HBV and the HBV Investors set forth in Section 2.01 hereof (the "Funding Guarantee"), is subject to specific enforcement by the Bankruptcy Court as set forth in the Confirmation Order.

(b) If the proceeds of the High Yield Offering are escrowed pursuant to Section 7.1 of the Plan, HBV, not later than third day after the Effective Date, shall either (i) obtain an irrevocable stand-by letter of credit to secure all of HBV's performance obligations hereunder; or (ii) advance into escrow the amount of all of HBV's performance obligations hereunder, in each case, to secure the Funding Guarantee. Any fee with respect to any stand-by letter of credit obtained by HBV shall be paid by the Company or the Reorganized Debtor.

ARTICLE 7

COVENANTS OF THE COMPANY AND THE HBV INVESTORS

The Company and each HBV Investor (with respect to itself only) agree that:

Section 7.01. Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, the Company (or the Reorganized Debtor, as the case may be) and the HBV Investors will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by the Transaction Documents to which they are a party. Without limiting the foregoing, the Company (or the Reorganized Debtor, as the case may be) and the HBV Investors agree to execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and to take or to cause to be taken such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by the Transaction Documents to which they are a party; it being hereby acknowledged and agreed that no outside auditor "comfort letters" or opinions of counsel shall be required to be delivered to any HBV Investor in connection with any of the transactions contemplated by this Agreement.

Section 7.02. Public Announcements. The Company (or the Reorganized Debtor, as the case may be) shall not issue any press release that references the Investors or any of the transactions contemplated under this Agreement without the consent of the Investor Representative; provided, however, that if the Company or the Reorganized Debtor has provided the Investor Representative with a copy of the press release, and the Investor Representative has not responded within two (2) Business Days, the Company or the Reorganized Debtor may proceed with issuance of such press release.

Section 7.03. Securities Act Legend. (a) All certificates evidencing any Securities issued in accordance with this Agreement shall bear the Securities Act Legend and be subject to appropriate "stop transfer" instructions.

(b) Any other securities issued or issuable with respect to any Securities issued in accordance with this Agreement by way of a stock dividend or stock split in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise shall bear the Securities Act Legend.

(c) The Securities Act Legend shall be in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN THE OPINION OF COUNSEL AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER AND PURSUANT TO REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.

(d) Upon any sale or transfer of a Security issued in accordance with this Agreement pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that the foregoing Securities Act Legend no longer is required, the holder thereof shall be permitted to exchange such certificate bearing the Securities Act Legend for a certificate that does not bear the Securities Act Legend and rescind any restriction on the transfer of such security.

ARTICLE 8

CONDITIONS TO CLOSING

Section 8.01. Conditions to Obligation of the HBV Investors. The obligation of the HBV Investors to consummate the transactions contemplated by this Agreement are subject to satisfaction of the condition that, as of the Guarantee Performance Date, (i) there shall not then be in effect any law or order of any governmental authority restraining, enjoining or otherwise prohibiting or declaring illegal the consummation of any of the transactions contemplated by this Agreement, and there shall exist no claim, action, suit, investigation, litigation, arbitration or proceeding, pending or threatened, in any court or before any tribunal or arbitrator, commenced or sought by any Person, seeking any such law or order and (ii) all Expenses shall have been paid in full.

Section 8.02. Conditions to Obligation of the Company. The obligation of the Company or the Reorganized Debtor to consummate the transactions contemplated by this Agreement is subject to the condition that (i) the HBV Investors shall have performed in all material respects all of their obligations under this Agreement required to be performed by them at or prior to the Guarantee Performance Date, and (ii) HBV and the HBV Investors shall have delivered to the Reorganized Debtor a certificate executed by a senior executive officer of HBV stating that the representations and warranties of HBV and the HBV Investors contained in Section 4.06 of this Agreement are and shall be true in all material respects both prior to and at and as of the Guarantee Performance Date, as if made at and as of such date.

ARTICLE 9

SURVIVAL

Section 9.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant thereto and any cause of action or claim arising out of or in connection therewith shall not survive the Guarantee Performance Date. The provisions of Section 9.02 and 9.03 shall survive the Guarantee Performance Date indefinitely.

Section 9.02. Indemnification. Excluding any Indemnity Claim arising solely from an Indemnified Party's (as defined in this paragraph) breach of this Agreement or breach of any other agreements (including, without limitation, the Transaction Documents) between an Indemnified Party and the Company or the Reorganized Debtor, or among an Indemnified Party and the Reorganized Debtors, the Company, on its own behalf and on behalf of the Reorganized Debtors, agrees to indemnify and hold harmless the HBV Investors and their respective affiliates, directors, officers, partners, members, employees, agents and assignees (including affiliates thereof) (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities or other expenses ("Indemnity Claims") to which such Indemnified Party may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from this Agreement, the Commitment Letter or other definitive documentation, or in any way arise from any use or intended use of this Agreement, the Commitment Letter or other definitive documentation, or the proceeds of the Warrant Offering, and the Company (or the Reorganized Debtor, as the case may be) agrees to reimburse (on an as-incurred monthly basis) each Indemnified Party for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which indemnified expenses arise), but excluding therefrom all expenses, losses, claims, damages and liabilities that are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. In the event of any litigation or dispute involving this Agreement, the Commitment Letter or other definitive documentation, subject to the foregoing, the HBV Investors shall not be responsible or liable to the Company or the Reorganized Debtors for any consequential, indirect, incidental, special or punitive damages. The obligations of the Company (or the Reorganized Debtor, as the case may be) under this paragraph (the "Indemnification Obligations") shall remain effective whether or not any of the transactions contemplated in this Agreement, the Commitment Letter or other definitive documentation, are consummated, and notwithstanding any termination of this Agreement and shall be binding upon the Reorganized Debtor in the event that any plan of reorganization of the Company is consummated. Pursuant to the Funding Agreement Approval Order, the Indemnification Obligations are administrative expenses and obligations of the Debtors' estates until paid.

Section 9.03. Procedures for Third Party Claims. (a) The Indemnified Parties agree to give prompt notice ("Indemnification Claim Notice") to the Company (or the Reorganized Debtor, as the case may be) of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 9.02 (the "Third Party Claims"). The failure by any Indemnified Party so to notify the Company or the Reorganized Debtor shall not relieve the Company or the Reorganized Debtors from any liability which it may have to such Indemnified Party with respect to any claim made pursuant to this Section 9.03, except to the extent that the Company or the Reorganized Debtor shall forfeit substantive rights and defenses otherwise available to it if such forfeiture would actually prejudice the Company or the Reorganized Debtor.

(b) Upon receipt of notice from such Indemnified Parties pursuant to Section 9.03(a), the Company or the Reorganized Debtor will, subject to the provisions of Section 9.03(c), assume the defense and control of such Third Party Claims but shall allow the Indemnified Parties a reasonable opportunity to participate in the defense of such Third Party Claims with their own counsel and at their own expense (except as provided in Section 9.03(d)). The Company or the Reorganized Debtor shall select counsel of recognized standing and competence who shall be reasonably acceptable to the Indemnified Parties; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Parties shall, and shall cause each of their Subsidiaries and Affiliates and each of their directors, officers, partners, members, managers, employees, agents and assignees (including Affiliates thereof) to, cooperate fully with the Company or the Reorganized Debtor in the defense of any Third Party Claim defended by the Company or the Reorganized Debtor.

(c) The Company or the Reorganized Debtor shall not be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim unless such settlement or consent to the entry of judgment shall: (i)(A) not encumber any of the assets of any Indemnified Party, or (B) impose any payment obligation, restriction or condition that would apply to, or adversely affect any Indemnified Party or the conduct of any Indemnified Party's business and (ii) contain a complete release of any Indemnified Party potentially affected by such Third Party Claim.

(d) The Company or the Reorganized Debtors shall also be liable for the reasonable fees and out-of-pocket expenses of counsel incurred by each Indemnified Party in defending any Third Party Claim if (i) the Company or the Reorganized Debtor has failed, after receipt from an Indemnified Party of an Indemnification Claim Notice, promptly to assume the defense of the Third Party Claim with counsel (selected by the Company) of recognized standing and competence reasonably satisfactory to the Indemnified Party, (ii) the Company or the Reorganized Debtor agrees in writing to pay the reasonable fees and out-of-pocket expenses of counsel to the Indemnified Party, or (iii) the Company or the Reorganized Debtor promptly shall have assumed the defense of the Third Party Claim with counsel as described in clause (i) above but, at any time subsequent thereto, it shall be mutually determined by the Company (upon the advice of its counsel) and the Indemnified Party (upon the advice of its counsel) that there are defenses and counterclaims available to the Company or the Reorganized Debtor, on the one hand, which differ from or are in addition to the defenses and counterclaims available to the Indemnified Party, on the other hand, such that if the Company or the Reorganized Debtor and the Indemnified Party were to be represented by the same counsel in respect of the defense or settlement of such Third Party Claim such representation would result in a conflict of interest for such counsel or otherwise prejudice the assertion or availability of any such party's defenses and counterclaims.

ARTICLE 10

TERMINATION; FEES

Section 10.01. Termination by the HBV Investors. This Agreement may be terminated by the HBV Investors at any time prior to the Guarantee Performance Date (unless waived by the HBV Investors as set forth below), if:

(a) a trustee, responsible officer, or an examiner with powers beyond the duty to investigate and report, as set forth in subclauses (3) and (4) of clause (a) of section 1106 of the Bankruptcy Code, shall have been appointed under section 1104 or 105 of the Bankruptcy Code for service in the Chapter 11 Cases;

(b) the Chapter 11 Cases shall have been converted to a case or cases under chapter 7 of the Bankruptcy Code;

(c) the Company or the Reorganized Debtor shall have breached any material provision of this Agreement;

(d) the conditions set forth in Section 8.01 have not been satisfied as of the Guarantee Performance Date;

(e) the Plan provides, or is modified to provide, for any terms that are materially adverse to the HBV Investors and materially inconsistent with the terms set forth herein; or

(f) after filing the Plan, the Company (i) submits a second or amended plan or reorganization or liquidation that is materially adverse to the HBV Investors and materially inconsistent with the provisions set forth herein or (ii) moves to withdraw or withdraws the Plan.

Upon the occurrence of any of the events described in clause 10.01(a) ("Automatic Termination Events"), this Agreement shall terminate automatically without the act of any party hereto, unless the occurrence of such Automatic Termination Event is waived in writing within five (5) Business Days of its occurrence by the HBV, acting on behalf of the HBV Investors, or (y) the Automatic Termination Event that has occurred is that set forth under subparagraph (c) in which case termination is effective upon (A) written notice being provided to the Company by HBV, acting on behalf of the HBV Investors, that (1) the Company or the Reorganized Debtor has breached a material provision of this Agreement and (2) sets forth the provisions of this Agreement that have been breached; provided, the Company or the Reorganized Debtor hereby agrees to waive the requirement (if any) that the automatic stay in effect pursuant to section 362 of the Bankruptcy Code (the "Automatic Stay") be lifted in connection with giving such notice (and not to object to the HBV Investors seeking to lift the Automatic Stay in connection with giving such notice, if necessary), and (B) a ten (10) day cure period with respect to such breach must have occurred and such breach must remain uncured.

Section 10.02. Termination by the Company. This Agreement may be terminated by the Company or the Reorganized Debtor at any time prior to the Guarantee Performance Date if HBV or any HBV Investor shall have breached any material provision of this Agreement (without giving effect to any materiality qualifier, however, in the case of the representations and warranties set forth in Section 4.06 hereof).

Section 10.03. Effect of Termination. If this Agreement is terminated as permitted by Section 10.01 or 10.02 of this Agreement, such termination shall be without liability of either party (or any stockholder, partner, member, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided, that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein such party shall, subject to Section 10.04 of this Agreement, be fully liable for any and all damage, loss and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) incurred or suffered by the other party as a result of such failure or breach. The provisions of Article 9 and Sections 2.03(c), 7.02, 10.03, 10.04, 11.03, 11.05, 11.06 and 11.07 shall survive any termination hereof pursuant to Section 10.01 or 10.02.

Section 10.04. Specific Performance/No Consequential Damages. This Agreement is subject to enforcement by the Bankruptcy Court by specific performance because there is no adequate remedy at law. Notwithstanding any provision of this Agreement, the parties agree that any claim for damages for any breach of this Agreement shall not include any (i) incidental, indirect, or consequential damages or (ii) special or punitive damages.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

(a) if to the HBV Investors, to:

Mellon HBV Alternative Strategies LLC

The MetLife Building

200 Park Avenue
Suite 3300

New York, New York 10166-3399

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

Attention: Stephen J. Blauner, Esq.

Fax: (212) 822-5544

e-mail: sblauner@milbank.com

(b) if to the Company or the Reorganized Debtor, to:

Seitel, Inc.

10811 S. Westview Circle Drive

Building C, Suite 100

Houston, Texas 77043

with a copy (which shall not constitute notice pursuant to this Section 11.01) to:

Greenberg Traurig, LLP

The MetLife Building

200 Park Avenue

New York, New York 10166

Attention: Clifford E. Neimeth, Esq.

Fax: (212) 801-6400

e-mail: neimethc@gtlaw.com

with a further copy (which shall not constitute notice pursuant to this Section 11.01) to:

Kronish Lieb Weiner & Hellman LLP

1114 Avenue of the Americas

New York, NY 10036

Attention: Lawrence C. Gottlieb, Esq.

Fax: 212-479-6275

e-mail: lgottlieb@kronishlieb.com

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m., New York City time, in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 11.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.03. Expenses. Except as otherwise provided herein with respect to Expenses, all costs and expenses incurred in connection with the Transaction Documents shall be paid by the party incurring such cost or expense.

Section 11.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors by operation of law (including, in the case of the Company, the Reorganized Debtor, and, in the case of the Company's subsidiaries, the Reorganized Debtors); it being hereby understood and agreed, however, that the obligations of the parties under this Agreement are in the nature of personal performance obligations and shall not be assignable, in whole or in part, without the prior consent of the Company or the Reorganized Debtor (in the case of HBV or any of the other HBV Investors) or the prior consent of HBV (in the case of the Company or the Reorganized Debtor).

Section 11.05. Governing Law. Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 11.06. Jurisdiction. The Bankruptcy Court shall retain jurisdiction with respect to all matters arising from or related to the implementation of this Agreement and the transactions contemplated hereby, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding which is brought in such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the generality of the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

Section 11.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 11.09. Entire Agreement; Commitment Letter Entirely Superseded. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement (including, without limitation, the Commitment Letter). Anything to the contrary notwithstanding in this Agreement and in any other Transaction Document and without limiting the generality of any provision of this Agreement, this Agreement is intended to and does hereby supersede in their entirety all of the terms, conditions and provisions of the Commitment Letter (and related term sheet) and, in that respect, all conditions to the HBV Investors' obligations set forth in the Commitment Letter (and related term sheet) relating to the occurrence or non-occurrence of facts, circumstances and events prior to the date hereof, are hereby irrevocably deemed fully satisfied by HBV and the other HBV Investors in all respects.

Section 11.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 11.11. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Company (or the Reorganized Debtor, as the case may be) or the Investors upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Company or the Reorganized Debtors or Investors nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Reorganized Debtors or the Investors of any breach or default under this Agreement, or any waiver on the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or the Reorganized Debtors or the Investors shall be cumulative and not alternative.

Section 11.12. Interpretation. The parties agree that to the extent any provision of (i) the Plan relating to the HBV Investors or (ii) the Commitment Letter conflicts with any provision of this Agreement, the provisions of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

  MELLON HBV ALTERNATIVE STRATEGIES LLC,
  as Investment Manager
  (on behalf of certain funds and managed accounts
  whose names are set forth on Schedule A)

  By: _________________________________

  Name:

  Title:

  SEITEL, INC.

  By: _________________________________

  Name:

  Title:

  Schedule A

  HBV FUNDS AND MANAGED ACCOUNTS

  Mellon HBV Master Multi-Strategy Fund LP

  Master Rediscovered Opportunities Fund LP

  Distressed Recovery Fund LP

  Mellon HBV Special Situations Fund LP

  Mellon HBV Capital Partners LP

  HFR DS Performance Master Trust

  Axis - RDO Limited

  Schedule B

  FORM OF GUARANTOR WARRANT